EXHIBIT 5



                    [ALPHA INDUSTRIES, INC. LETTERHEAD]






                                                       June 8, 2000

Alpha Industries, Inc.
20 Sylvan Road
Woburn, Massachusetts  01801

      Re:     Network Device Inc. 1997 Stock Option Plan
              Network Device Inc. 1999 Stock Option Plan

Ladies and Gentlemen:

                  I have acted as corporate counsel to Alpha Industries, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 178,731 shares of the Registrant's common stock, par value $0.25 per share ("Common Stock"), issuable pursuant to the Network Device Inc. 1997 Stock Option Plan and the Network Device Inc. 1999 Stock Option Plan (the "Plans"). The Plans provided for the grant of options to purchase common stock, no par value, of Network Device Inc. to officers, directors, employees and consultants of Network Device Inc. However, pursuant to the Agreement and Plan of Merger among the Registrant, Aries Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant and Network Device Inc., dated as of February 10, 2000, these options have each been converted into an option to purchase a fraction of a share of Common Stock ("Options").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, as filed with the Commission on the date hereof under the Securities Act; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Registrant, as presently in effect; (iv) the Amended and Restated By-Laws of the Registrant, as presently in effect; (v) certain resolutions of the Board of Directors of the Registrant relating to the Plans; and (vi) the Plans. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Registrant and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed by parties other than the Registrant, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Registrant and others. I have assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plans will be consistent with the Plans and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Registrant for the Common Stock delivered pursuant to the Plans will be in an amount at least equal to the par value of such Common Stock.

                  I am admitted to the bar in the State of Massachusetts, and I do not express any opinion as to the laws of any jurisdiction other than the particular law of the state in which I am admitted to the bar.

                  Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock have been duly authorized for issuance by the Registrant and, when such shares of Common Stock are issued upon exercise of Options in accordance with the terms of the Plans, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                  This opinion is furnished by me, as the Registrant's corporate counsel, in connection with the filing of the Registration Statement with the Commission and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without my prior written permission.

                                                  Very truly yours,

                                                  /s/ JAMES C. NEMIAH

                                                  JAMES C. NEMIAH